Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com

Park Hotels & Resorts Inc. Reports First Quarter 2023 Results

TYSONS, VA (May 1, 2023) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the first quarter ended March 31, 2023 and provided an operational update.

Selected Statistical and Financial Information

(unaudited, amounts in millions, except RevPAR, ADR, Total RevPAR and per share data)

	Three Months Ended March 31,
	2023	2022	Change(1)
Comparable RevPAR	$158.84	$116.38	36.5%
Comparable Occupancy	65.0%	50.8%	14.2%	pts
Comparable ADR	$244.38	$229.23	6.6%

Comparable Total RevPAR	$260.85	$186.11	40.2%

Net income (loss)	$33	$(56)	158.9%
Net income (loss) attributable to stockholders	$33	$(57)	157.9%

Operating income	$80	$1	13,092.0%
Operating income margin	12.4%	0.1%	1,230 bps
Comparable Hotel Adjusted EBITDA	$151	$83	81.2%
Comparable Hotel Adjusted EBITDA margin	24.2%	18.7%	550 bps

Adjusted EBITDA	$146	$82	78.0%
Adjusted FFO attributable to stockholders	$92	$18	411.1%

Earnings (loss) per share – Diluted(1)	$0.15	$(0.24)	162.5%
Adjusted FFO per share – Diluted(1)	$0.42	$0.08	425.0%
Weighted average shares outstanding – Diluted	221	235	(14)

(1)	Amounts are calculated based on unrounded numbers.

Thomas J. Baltimore, Jr., Chairman and Chief Executive Officer, stated, "I am pleased to report another very strong quarter where we exceeded expectations and continued to execute against our strategic priorities. Results were driven by on-going improvements at our urban hotels and sustained strength in our resort markets, while an acceleration in group trends helped to drive healthy margin gains during the quarter. As we anticipated, the rebound at our urban hotels was very robust, with RevPAR for the first quarter of 2023 increasing 81% compared to the first quarter of 2022, while RevPAR at our resort hotels increased 13% compared to the first quarter of 2022. Hawaii continues to outperform despite the absence of notable Japanese demand with RevPAR up 26% during the first quarter of 2023 over the first quarter of 2022. Group performance was also better than expected and is forecasted to be one of the main drivers of Park’s outsized growth this year, with quarterly group revenues exceeding our forecast by 15%, while 2023 Group Revenue Pace now stands at 82% of 2019. Additionally, we made significant progress during the quarter on the capital allocation front, repurchasing approximately 8.8 million shares of our common stock at a significant discount to Net Asset Value and increasing our recurring quarterly dividend to $0.15 per share. Finally, we remain laser-focused on continuing to reshape and improve our portfolio through value-enhancing ROI projects with more than $300 million of projects currently underway. Despite increased macroeconomic uncertainty, Park remains very well-positioned to execute on our strategic initiatives and create long-term value for shareholders with approximately $1.8 billion of liquidity."

Additional Highlights

•
Increased Park's recurring quarterly dividend to $0.15 per share during the first quarter of 2023;
•
Repurchased a total of 8.8 million shares during the first quarter of 2023 at an average price of $11.84 per share, or approximately $105 million;
•
In February 2023, sold the 508-room Hilton Miami Airport hotel for gross proceeds of $118.25 million, or $233,000 per key, 14.0x the hotel's 2019 Adjusted EBITDA (or 11.1x when excluding anticipated capital expenditures), and at a capitalization rate of 6.2% on the hotel's 2019 net operating income (or 7.9% excluding anticipated capital expenditures). Park utilized $50 million of the net proceeds to fully repay the outstanding balance on the revolving credit facility ("Revolver");
•
In March 2023, purchased two parcels of land, including all improvements, adjacent to the Hilton Hawaiian Village Waikiki Beach Resort, for approximately $18 million, which are intended for the development of an additional tower at the Hilton Hawaiian Village Waikiki Beach Resort; and
•
In March 2023, received the 2023 ENERGY STAR Partner of the Year Award for Energy Management from the U.S. Environmental Protection Agency and the U.S. Department of Energy. Park was the only hotel company to receive this award for 2023.

Operational Update

Changes in Park's 2023 Comparable ADR, Occupancy and RevPAR compared to the same periods in 2022 and 2019, and 2023 Comparable Occupancy were as follows:

	Change in Comparable ADR		Change in Comparable Occupancy				Change in Comparable RevPAR
	2023 vs. 2022	2023 vs. 2019	2023 vs. 2022		2023 vs. 2019		2023 vs. 2022	2023 vs. 2019	2023 Comparable Occupancy
Jan 2023	17.9%	6.1%	20.0%	pts	(13.0)%	pts	78.5%	(13.1)%	58.8%
Feb 2023	2.6	5.7	13.0		(13.3)		28.5	(12.4)	64.5
Mar 2023	3.4	10.2	9.6		(10.6)		19.4	(4.0)	71.7
Q1 2023	6.6	7.5	14.2		(12.3)		36.5	(9.6)	65.0

Preliminary Apr 2023	2.5	11.3	4.3		(10.4)		8.9	(2.5)	74.0

Changes in Park's 2023 Comparable ADR, Occupancy and RevPAR for the three months ended March 31, 2023 compared to the same periods in 2022 and 2019, and 2023 Comparable Occupancy for the three months ended March 31, 2023 by hotel type were as follows:

	Three Months Ended March 31,
	Change in Comparable ADR		Change in Comparable Occupancy				Change in Comparable RevPAR		2023 Comparable
	2023 vs. 2022	2023 vs. 2019	2023 vs. 2022		2023 vs. 2019		2023 vs. 2022	2023 vs. 2019	Occupancy
Resort	(1.0)%	19.7%	9.9%	pts	(0.6)%	pts	13.0%	18.8%	80.2%
Urban	21.0	(2.0)	18.3		(20.5)		81.0	(28.5)	55.1
Airport	16.8	(2.1)	9.3		(9.6)		35.2	(14.1)	68.6
Suburban	22.0	(3.1)	17.0		(15.1)		76.4	(24.0)	55.2
All Types	6.6	7.5	14.2		(12.3)		36.5	(9.6)	65.0

For the first quarter of 2023 as compared to the first quarter of 2019, excluding Park's San Francisco hotels, Comparable Occupancy was 67.7%, or approximately 92% of 2019 levels, with an increase in Comparable rate of 13.4% and an increase in Comparable RevPAR of 1.4%. Additionally, for the first quarter of 2023, Comparable Occupancy at Park's urban hotels, excluding its San Francisco hotels, was 58.1%, or approximately 87% of 2019 levels, with an increase in Comparable rate of 9.6% and Comparable RevPAR at approximately 90% of 2019 levels.

The Comparable Rooms Revenue mix for the three months ended March 31, 2023, 2022, 2021, 2020 and 2019 were as follows:

	Three Months Ended March 31,
	2023	2022	2021	2020	2019
Group	32.7%	25.6%	7.2%	33.7%	35.0%
Transient	59.8	67.6	80.5	57.2	57.6
Contract	5.2	4.8	10.7	6.7	5.2
Other	2.3	2.0	1.6	2.4	2.2

Park continued to see improvements in demand as business travel accelerated and group demand continued to return to its urban hotels. Park continues to see group business increase, and during the first quarter of 2023, group bookings for 2023 increased by $66 million, or approximately 300,000 room nights, as compared to the end of December 2022, of which $14 million was recognized during the first quarter. As of the end of March 2023, group bookings for 2023 were 79% of what 2019 group bookings were as of the end of March 2019, an increase of over 400 basis points from the end of December 2022, with average group rates exceeding 2019 average group rates by over 4% for the same time period. In addition, Group Revenue Pace for 2023, as of the end of March 2023, was 82% as compared to 2019 as of the end of March 2019.

Results for Park's Comparable hotels in each of the Company’s key markets are as follows:

(unaudited)			Comparable ADR			Comparable Occupancy				Comparable RevPAR
	Hotels	Rooms	1Q23	1Q22	Change(1)	1Q23	1Q22	Change		1Q23	1Q22	Change(1)
Hawaii	2	3,507	$298.27	$270.20	10.4%	88.1%	77.5%	10.6%	pts	$262.80	$209.44	25.5%
San Francisco	4	3,605	294.80	202.36	45.7	48.0	24.7	23.3		141.54	50.05	182.8
Orlando	3	2,325	274.48	279.55	(1.8)	72.3	58.7	13.6		198.43	164.17	20.9
New Orleans	1	1,622	229.38	204.48	12.2	65.6	53.6	12.0		150.51	109.58	37.3
Boston	3	1,536	186.11	161.77	15.0	70.5	57.0	13.5		131.17	92.16	42.3
New York	1	1,878	247.85	237.96	4.2	69.0	33.8	35.2		170.94	80.41	112.6
Southern California	5	1,773	208.91	206.91	1.0	73.3	65.4	7.9		153.13	135.34	13.1
Chicago	3	2,467	161.20	163.50	(1.4)	38.9	25.6	13.3		62.66	41.78	50.0
Key West	2	461	575.05	752.55	(23.6)	79.1	83.1	(4.0)		454.92	625.18	(27.2)
Denver	1	613	167.16	140.46	19.0	60.5	55.6	4.9		101.06	78.01	29.5
Miami	1	393	336.76	358.06	(5.9)	87.7	79.1	8.6		295.51	283.45	4.3
Washington, D.C.	2	1,085	168.96	130.98	29.0	64.5	46.1	18.4		109.01	60.43	80.4
Seattle	2	1,246	146.22	123.16	18.7	58.2	54.2	4.0		85.03	66.70	27.5
Other	12	4,043	203.68	180.67	12.7	63.1	52.6	10.5		128.62	95.04	35.3
All Markets	42	26,554	$244.38	$229.23	6.6%	65.0%	50.8%	14.2%	pts	$158.84	$116.38	36.5%

(1)	Calculated based on unrounded numbers

Balance Sheet and Liquidity

Park’s Net Debt as of March 31, 2023 was $3.9 billion. In February 2023, Park fully repaid the $50 million outstanding under the Revolver with a portion of the net proceeds from the sale of the Hilton Miami Airport hotel. Park has no significant maturities until the fourth quarter of 2023 and is currently exploring options to extend the maturity of the $725 million mortgage loan secured by the Hilton San Francisco Union Square and Parc 55 Hotel San Francisco due in November 2023, and expects to have the matter addressed by the end of the second quarter of 2023.

As of March 31, 2023, the weighted average maturity of Park's consolidated debt is 3.5 years. Park's current liquidity is approximately $1.8 billion, including approximately $950 million of available capacity under the Company's Revolver.

Park had the following debt outstanding as of March 31, 2023:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	As of March 31, 2023
Fixed Rate Debt
Mortgage loan	Hilton Denver City Center	4.90%	September 2023(1)	$56
Mortgage loan	W Chicago – City Center	4.25%	August 2023(2)	75
Mortgage loan	Hilton San Francisco Union Square, Parc 55 San Francisco – a Hilton Hotel	4.11%	November 2023	725
Mortgage loan	Hyatt Regency Boston	4.25%	July 2026	131
Mortgage loan	DoubleTree Hotel Spokane City Center	3.62%	July 2026	14
Mortgage loan	Hilton Hawaiian Village Beach Resort	4.20%	November 2026	1,275
Mortgage loan	Hilton Santa Barbara Beachfront Resort	4.17%	December 2026	161
Mortgage loan	DoubleTree Hotel Ontario Airport	5.37%	May 2027	30
2025 Senior Notes		7.50%	June 2025	650
2028 Senior Notes		5.88%	October 2028	725
2029 Senior Notes		4.88%	May 2029	750
Total Fixed Rate Debt		5.04%(3)		4,592

Variable Rate Debt
Revolver(4)	Unsecured	SOFR + 2.10%	December 2026	—
Total Variable Rate Debt		6.90%		—

Add: unamortized premium				2
Less: unamortized deferred financing costs and discount				(28)
Total Debt(5)		5.04%(3)		$4,566

(1)	The loan matures in August 2042 but is callable by the lender with six months of notice. As of March 31, 2023, Park had not received notice from the lender.
(2)	Park expects to fully repay the $75 million mortgage loan secured by the W Chicago – City Center prior to maturity with available cash on hand.
(3)	Calculated on a weighted average basis.
(4)	Park has approximately $950 million of available capacity under the Revolver.
(5)	Excludes $169 million of Park’s share of debt of its unconsolidated joint ventures.

Capital Investments

During the first quarter of 2023, Park spent $54 million on capital improvements at its hotels. Park expects to invest approximately $350 million to $375 million in capital improvements during 2023, consisting of $109 million to $116 million on return on investment projects and $241 million to $259 million on maintenance projects. Key current and upcoming projects are summarized below:

(dollars in millions)
	Hotel - Project	Scope of Work	Budget	Current Quarter Incurred	Total Incurred	Start Date	Estimated Completion Date
Hilton Hawaiian Village Waikiki Beach Resort
▪	Guestroom Renovations	Three phases of guestroom renovations in the 1,020-room Tapa Tower	$85	$7	$61	Phase 1 (Q3 2019) Phase 2 (Q3 2022) Phase 3 (Q3 2023)	Phase 1 (Completed Q4 2021) Phase 2 (Completed Q4 2022) Phase 3 (Q4 2023)
Waldorf Astoria Orlando and Signia by Hilton Orlando Bonnet Creek Complex
▪	Meeting space expansion	To add more than 100,000 sq.ft. of meeting and event space	110	12	76	Q4 2019 (Paused in 2020)	Waldorf Astoria (Completed Q4 2022) Signia (Q1 2024)
▪	Guestroom, existing meeting space & lobby renovations
	Waldorf Astoria Orlando	Guestroom, existing meeting space, lobby and other public space renovations	50	11	22	Q3 2022	Q4 2023
	Signia by Hilton Orlando Bonnet Creek	Existing meeting space and lobby renovations	20	1	17	Q4 2019	Q4 2022 (Substantially complete)
		Guestroom renovations	25	-	25	Q2 2019	Q4 2019
▪	Golf course renovations	Two phases of golf course renovations	9	1	3	Phase 1 (Q2 2022) Phase 2 (Q2 2023)	Phase 1 (Completed Q4 2022) Phase 2 (Q4 2023)
▪	Recreational amenities	Adding additional amenities, primarily at the pool	6	-	1	Q3 2022	Q1 2024
Casa Marina Key West, Curio Collection
▪	Complete renovation	Complete renovation of all 311 guestrooms, public spaces and hotel infrastructure	70	4	10	Q1 2023	Q4 2023
Hilton New Orleans Riverside
▪	Guestroom renovations	Two phases of guestroom renovations in the 455-room Riverside building	11	2	4	Q3 2019 (Paused in 2020)	Q3 2023
New York Hilton Midtown
▪	Ballroom renovations	Renovation of the Grand Ballroom	5	1	1	Q3 2023	Q3 2023

Dividends and Share Repurchases

Park declared a first quarter 2023 cash dividend of $0.15 per share to stockholders of record as of March 31, 2023. The first quarter 2023 cash dividend was paid on April 17, 2023.

Park currently expects to declare a second quarter 2023 cash dividend of $0.15 per share in June 2023, subject to approval by its Board of Directors.

Park repurchased 8.8 million shares during the first quarter of 2023 at an average price of $11.84 per share, or approximately $105 million.

Full-Year 2023 Outlook

Park expects full-year 2023 operating results to be as follows:

(unaudited, dollars in millions, except per share amounts and RevPAR)

	Full-Year 2023 Outlook		Full-Year 2023 Outlook
	as of May 1, 2023		as of February 22, 2023		Change at
Metric	Low	High	Low	High	Midpoint

RevPAR	$167	$179	$167	$179	$—
RevPAR change vs. 2022	7%	14%	7%	14%	—%

Net income	$113	$191	$92	$180	$16
Net income attributable to stockholders	$101	$178	$78	$166	$18
Earnings per share – Diluted(1)	$0.47	$0.82	$0.35	$0.75	$0.10
Operating income	$324	$404	$316	$396	$8
Operating income margin	12.8%	14.5%	12.7%	14.5%	—%

Adjusted EBITDA	$624	$704	$610	$690	$14
Hotel Adjusted EBITDA margin	26.8%	27.4%	26.7%	27.3%	0.10%
Hotel Adjusted EBITDA margin change vs. 2022	90 bps	150 bps	80 bps	140 bps	10 bps
Adjusted FFO per share – Diluted(1)	$1.76	$2.12	$1.60	$1.99	$0.15

(1)	Per share amounts are calculated based on unrounded numbers.

Park's outlook is based in part on the following assumptions:

•
Fully diluted weighted average shares are expected to be 216 million;
•
RevPAR growth for the second quarter of 2023 is expected to be between 7% to 11% as compared to the second quarter of 2022;
•
The repayment of the $75 million mortgage loan secured by the W Chicago – City Center;
•
The mortgage loan secured by the Hilton Denver City Center is not called by the lender during 2023;
•
Includes $14 million of Hotel Adjusted EBITDA disruption from a full-scale renovation at the Casa Marina Key West, Curio Collection, which is expected to be completed in the fourth quarter of 2023; and
•
Current portfolio as of May 1, 2023 and does not take into account potential future acquisitions and dispositions, which could result in a material change to Park’s outlook.

Park's full-year 2023 outlook is based on a number of factors, many of which are outside the Company's control, including uncertainty surrounding macro-economic factors, including inflation, increases in interest rates, supply chain disruptions and the possibility of an economic recession or slowdown, as well as the assumptions set forth above, all of which are subject to change.

Supplemental Disclosures

In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.

Conference Call

Park will host a conference call for investors and other interested parties to discuss first quarter 2023 results on May 1, 2023 beginning at 11 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally and requesting Park Hotels & Resorts’ First Quarter 2023 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.

A replay of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, including anticipated repayment of certain of the Company's indebtedness, the completion of capital allocation priorities, the expected repurchase of the Company's stock, the impact to the Company's business and financial condition and that of its hotel management companies, the impact from macroeconomic factors (including inflation, increases in interest rates, potential economic slowdown or a recession and geopolitical conflicts), the effects of competition and the effects of future legislation or regulations, the expected completion of anticipated dispositions, the declaration and payment of future dividends and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “hopes” or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect its results of operations, financial condition, cash flows, performance or future achievements or events.

Forward-looking statements are based on current expectations of management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in Park’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Park presents certain non-GAAP financial measures in this press release, including Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, Hotel Adjusted EBITDA margin and Net debt. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.

About Park

Park is one of the largest publicly-traded lodging REITs with a diverse portfolio of iconic and market-leading hotels and resorts with significant underlying real estate value. Park's portfolio currently consists of 46 premium-branded hotels and resorts with over 29,000 rooms primarily located in prime city center and resort locations. Visit www.pkhotelsandresorts.com for more information.

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share data)

	March 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Property and equipment, net	$8,198	$8,301
Intangibles, net	43	43
Cash and cash equivalents	842	906
Restricted cash	33	33
Accounts receivable, net of allowance for doubtful accounts of $2 and $2	130	129
Prepaid expenses	55	58
Other assets	42	47
Operating lease right-of-use assets	210	214
TOTAL ASSETS (variable interest entities – $231 and $237)	$9,553	$9,731
LIABILITIES AND EQUITY
Liabilities
Debt	$4,566	$4,617
Accounts payable and accrued expenses	244	220
Due to hotel managers	117	141
Other liabilities	207	228
Operating lease liabilities	231	234
Total liabilities (variable interest entities – $218 and $219)	5,365	5,440

Stockholders' Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 216,317,656 shares issued and 215,630,695 shares outstanding as of March 31, 2023 and 224,573,858 shares issued and 224,061,745 shares outstanding as of December 31, 2022	2	2
Additional paid-in capital	4,216	4,321
Retained earnings	19	16
Total stockholders' equity	4,237	4,339
Noncontrolling interests	(49)	(48)
Total equity	4,188	4,291
TOTAL LIABILITIES AND EQUITY	$9,553	$9,731

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2023	2022
Revenues
Rooms	$382	$292
Food and beverage	181	110
Ancillary hotel	65	61
Other	20	16
Total revenues	648	479

Operating expenses
Rooms	107	85
Food and beverage	127	87
Other departmental and support	158	133
Other property-level	60	50
Management fees	30	22
Casualty loss	1	—
Depreciation and amortization	64	69
Corporate general and administrative	16	16
Other	20	16
Total expenses	583	478

Gain on sales of assets, net	15	—

Operating income	80	1

Interest income	10	—
Interest expense	(60)	(62)
Equity in earnings from investments in affiliates	4	—
Other gain, net	1	5

Income (loss) before income taxes	35	(56)
Income tax expense	(2)	—
Net income (loss)	33	(56)
Net income attributable to noncontrolling interests	—	(1)
Net income (loss) attributable to stockholders	$33	$(57)

Earnings (loss) per share:
Earnings (loss) per share – Basic	$0.15	$(0.24)
Earnings (loss) per share – Diluted	$0.15	$(0.24)

Weighted average shares outstanding – Basic	220	235
Weighted average shares outstanding – Diluted	221	235

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)	Three Months Ended March 31,
	2023	2022
Net income (loss)	$33	$(56)
Depreciation and amortization expense	64	69
Interest income	(10)	—
Interest expense	60	62
Income tax expense	2	—
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	3	1
EBITDA	152	76
Gain on sales of assets, net	(15)	—
Share-based compensation expense	4	4
Casualty loss	1	—
Other items	4	2
Adjusted EBITDA	$146	$82

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

COMPARABLE HOTEL ADJUSTED EBITDA AND

COMPARABLE HOTEL ADJUSTED EBITDA MARGIN

(unaudited, dollars in millions)	Three Months Ended
	March 31,
	2023	2022
Adjusted EBITDA	$146	$82
Less: Adjusted EBITDA from investments in affiliates	(7)	(5)
Add: All other(1)	13	12
Hotel Adjusted EBITDA	152	89
Less: Adjusted EBITDA from hotels disposed of	(1)	(6)
Comparable Hotel Adjusted EBITDA	$151	$83

	Three Months Ended
	March 31,
	2023	2022
Total Revenues	$648	$479
Less: Other revenue	(20)	(16)
Less: Revenues from hotels disposed of	(5)	(18)
Comparable Hotel Revenues	$623	$445

	Three Months Ended
	March 31,
	2023	2022	Change(2)
Total Revenues	$648	$479	35.2%
Operating income	$80	$1	13,092.0%
Operating income margin(2)	12.4%	0.1%	1,230 bps

Comparable Hotel Revenues	$623	$445	40.2%
Comparable Hotel Adjusted EBITDA	$151	$83	81.2%
Comparable Hotel Adjusted EBITDA margin(2)	24.2%	18.7%	550 bps
__________________________________

(1) Includes other revenues and other expenses, non-income taxes on TRS leases included in other property-level expenses and corporate general and administrative expenses in the consolidated statements of operations.

(2) Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NAREIT FFO AND ADJUSTED FFO

(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2023	2022
Net income (loss) attributable to stockholders	$33	$(57)
Depreciation and amortization expense	64	69
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)
Gain on sales of assets, net	(15)	—
Equity investment adjustments:
Equity in earnings from investments in affiliates	(4)	—
Pro rata FFO of investments in affiliates	5	2
Nareit FFO attributable to stockholders	82	13
Casualty loss	1	—
Share-based compensation expense	4	4
Other items	5	1
Adjusted FFO attributable to stockholders	$92	$18
Nareit FFO per share – Diluted(1)	$0.37	$0.05
Adjusted FFO per share – Diluted(1)	$0.42	$0.08
Weighted average shares outstanding – Diluted	221	235

(1)	Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NET DEBT

(unaudited, in millions)
March 31, 2023
Debt	$4,566
Add: unamortized deferred financing costs and discount	28
Less: unamortized premium	(2)
Debt, excluding unamortized deferred financing cost, premiums and discounts	4,592
Add: Park's share of unconsolidated affiliates debt, excluding unamortized deferred financing costs	169
Less: cash and cash equivalents	(842)
Less: restricted cash	(33)
Net debt	$3,886

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

OUTLOOK – EBITDA, ADJUSTED EBITDA, HOTEL ADJUSTED EBITDA

AND HOTEL ADJUSTED EBITDA MARGIN

	Year Ending
(unaudited, in millions)	December 31, 2023
	Low Case	High Case
Net income	$113	$191
Depreciation and amortization expense	263	263
Interest income	(24)	(24)
Interest expense	240	240
Income tax expense	5	7
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	9	9
EBITDA	606	686
Gain on sale of assets, net	(15)	(15)
Share-based compensation expense	17	17
Casualty loss	1	1
Other items	15	15
Adjusted EBITDA	624	704
Less: Adjusted EBITDA from investments in affiliates	(23)	(23)
Add: All other	55	55
Hotel Adjusted EBITDA	$656	$736

	Year Ending
	December 31, 2023
	Low Case	High Case
Total Revenues	$2,538	$2,776
Less: Other revenue	(89)	(89)
Hotel Revenues	$2,449	$2,687

	Year Ending
	December 31, 2023
	Low Case	High Case
Total Revenues	$2,538	$2,776
Operating income	$324	$404
Operating income margin(1)	12.8%	14.5%

Hotel Revenues	$2,449	$2,687
Hotel Adjusted EBITDA	$656	$736
Hotel Adjusted EBITDA margin(1)	26.8%	27.4%

(1)	Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

OUTLOOK – NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND

ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS

	Year Ending
(unaudited, in millions except per share data)	December 31, 2023
	Low Case	High Case
Net income attributable to stockholders	$101	$178
Depreciation and amortization expense	263	263
Depreciation and amortization expense attributable to noncontrolling interests	(4)	(4)
Gain on sale of assets, net	(15)	(15)
Equity investment adjustments:
Equity in earnings from investments in affiliates	(10)	(10)
Pro rata FFO of equity investments	14	14
Nareit FFO attributable to stockholders	349	426
Casualty loss	1	1
Share-based compensation expense	17	17
Other items	15	15
Adjusted FFO attributable to stockholders	$382	$459
Adjusted FFO per share – Diluted(1)	$1.76	$2.12
Weighted average diluted shares outstanding	216	216

(1)	Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

DEFINITIONS

Comparable Hotels

The Company presents certain data for its consolidated hotels on a Comparable basis as supplemental information for investors: Comparable Hotel Revenues, Comparable RevPAR, Comparable Total RevPAR, Comparable Occupancy, Comparable ADR, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin. The Company presents Comparable hotel results to help the Company and its investors evaluate the ongoing operating performance of its hotels. The Company’s Comparable metrics exclude results from property dispositions that have occurred through March 31, 2023 and include results from property acquisitions as though such acquisitions occurred on the earliest period presented.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin

Earnings (loss) before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income (loss) excluding depreciation and amortization, interest income, interest expense, income taxes and interest expense, income tax and depreciation and amortization included in equity in earnings (losses) from investments in affiliates.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude the following items that are not reflective of Park's ongoing operating performance or incurred in the normal course of business, and thus, excluded from management's analysis in making day-to-day operating decisions and evaluations of Park's operating performance against other companies within its industry:

•
Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•
Costs associated with hotel acquisitions or dispositions expensed during the period;
•
Severance expense;
•
Share-based compensation expense;
•
Impairment losses and casualty gains or losses; and
•
Other items that management believes are not representative of the Company’s current or future operating performance.

Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, which excludes hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.

Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP. Because of these limitations, EBITDA, Adjusted EBITDA and Hotel Adjusted EBITDA should not be considered as discretionary cash available to the Company to reinvest in the growth of its business or as measures of cash that will be available to the Company to meet its obligations.

Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, Nareit FFO per share – diluted and Adjusted FFO per share – diluted

Nareit FFO attributable to stockholders and Nareit FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from (used in) operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), as net income (loss) attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes Nareit FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently. The Company calculates Nareit FFO per diluted share as Nareit FFO divided by the number of fully diluted shares outstanding during a given operating period.

The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts Nareit FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:

•
Costs associated with hotel acquisitions or dispositions expensed during the period;
•
Severance expense;
•
Share-based compensation expense;
•
Casualty gains or losses; and
•
Other items that management believes are not representative of the Company’s current or future operating performance.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as (i) long-term debt, including current maturities and excluding unamortized deferred financing costs; and (ii) the Company’s share of investments in affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents.

The Company believes Net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses Occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.

Average Daily Rate

ADR (or rate) represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in Occupancy, as described above.

Revenue per Available Room

Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: Occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods.

Total RevPAR

Total RevPAR represents rooms, food and beverage and other hotel revenues divided by the total number of room nights available to guests for a given period. Management considers Total RevPAR to be a meaningful indicator of the Company’s performance as approximately one-third of revenues are earned from food and beverage and other hotel revenues. Total RevPAR is also a useful indicator in measuring performance over comparable periods.

Group Revenue Pace

Group Revenue Pace represents bookings for future business and is calculated as group room nights multiplied by the contracted room rate expressed as a percentage of a prior period relative to a prior point in time.